AMENDED AND RESTATED
INVESTMENT AGREEMENT

This Amended and Restated Investment Agreement is entered into on February 20, 2004 (this "Agreement"), by and among Southwall Technologies Inc., a Delaware corporation ("Southwall"), Needham & Company, Inc., a Delaware corporation, ("Needham & Company"), and Needham Capital Partners II, L.P., a Delaware limited partnership, Needham Capital Partners II (Bermuda), L.P., a limited partnership organized and existing under the laws of Bermuda, Needham Capital Partners III, L.P., a Delaware limited partnership, Needham Capital Partners IIIA, L.P., a Delaware limited partnership, and Needham Capital Partners III (Bermuda), L.P., a limited partnership organized and existing under the laws of Bermuda (each, individually, an "NCP Entity" and, collectively, "NCP Entities"), and Dolphin Direct Equity Partners, LP, a Delaware limited partnership ("Dolphin"). Each NCP Entity and Dolphin may from time to time be referred to herein individually as a "Convertible Notes Purchaser" and collectively as the "Convertible Notes Purchasers").

RECITALS

    On December 18, 2003, Southwall, Needham & Company and the Convertible Notes Purchasers entered into an Investment Agreement, as amended (the "Previous Agreement") which provided for, among other things, the provision of certain guaranties by Needham & Company and for the purchase of shares of preferred stock of Southwall, each subject to the terms and conditions of the Previous Agreement.
    As of the date of this Agreement, the Initial Extension of Credit Closing and the Second Extension of Credit Closing have each occurred.
    The parties to the Previous Agreement wish to amend and restate the Previous Agreement to provide for the purchase of secured convertible promissory notes rather than the preferred shares contemplated by the Previous Agreement and also add two additional NCP Entities as parties to this Agreement.
    In addition, the parties wish that the Agreement be effective as of December 18, 2003.
    Southwall needs additional funds to maintain its operations, and Needham & Company and the Convertible Notes Purchasers have indicated their willingness to provide Southwall with a financing package in order for Southwall to maintain its operations.
    Pursuant to the terms of that certain Domestic Factoring Agreement, as amended (the "Domestic Factoring Agreement") and that certain Export-Import Bank Factoring Agreement, as amended (the "EX-IM Agreement" and collectively with the Domestic Factoring Agreement, the "Bank Agreements"), by and between Southwall and Pacific Business Funding, a division of Cupertino National Bank (the "Bank"), Southwall has borrowed, as of the date hereof, approximately $4,200,000. In connection with the transactions contemplated hereby, the Bank and Southwall have entered into a Forbearance Agreement (as amended by the First Amendment to Forbearance Agreement and Second Amendment to the Forbearance Agreement, the "Forbearance Agreement"), and have, among other things, agreed to amend the Bank Agreements to reduce the amount of availability thereunder from $10,000,000 to $7,000,000 (the "Amendment").
    In connection with the execution of the Forbearance Agreement, the Bank has indicated its willingness to lend additional amounts to Southwall under a Loan and Security Agreement (as defined below), which provides for an extension of credit of up to $3,000,000 so long as Needham & Company executes a guaranty of Southwall's payment obligations under the Loan and Security Agreement.
    In addition, the Convertible Notes Purchasers, have indicated their willingness to purchase secured promissory notes convertible into equity of Southwall from Southwall if, among other things, Southwall completes certain restructuring actions.

THE PARTIES AGREE AS FOLLOWS:

  DEFINITIONS

  1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

  "Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting Southwall or any Subsidiary or any of their respective properties before or by any Person, court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

  "Amended and Restated Certificate of Designation" means the Amended and Restated Certificate of Designation, Preferences and Rights of Series A 10% Cumulative Convertible Preferred Stock, in the form attached as Exhibit A hereto, setting forth the terms and conditions of the Series A Preferred Stock.

  "Amended and Restated Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of the date of this Agreement, among Southwall, Needham & Company, the Convertible Notes Purchasers, the Bank and certain other parties, in the form of Exhibit B attached to this Agreement.

  "Bankruptcy Event" means any of the following events: (a) Southwall or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Southwall or any Subsidiary thereof; (b) there is commenced against Southwall or any Subsidiary any such case or proceeding; (c) Southwall or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) Southwall or any Subsidiary suffers any appointment of any custodian or the like for it or any part of its property; (e) under applicable bankruptcy law Southwall or any Subsidiary makes a general assignment for the benefit of creditors; (f) Southwall or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) Southwall or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) Southwall or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing; provided that, with respect to (f) and (g) above and (h) solely as it relates to (f) and (g), no action or inaction on the part of Southwall or its Subsidiaries that has been agreed to by the parties in the Transaction Documents or that has been approved by Needham & Company and/or NCP in writing shall constitute a Bankruptcy Event including, but not limited to, the renegotiation of leases and agreements to defer and/or extend payment terms with creditors and lenders on terms agreed to in writing by Needham & Company and/or NCP Entities.

  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

  "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

  "Certificate of Designation" means that Certificate of Designation, Preferences and Rights of 10% Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on December 18, 2003.

  "Closing," when used generically herein, means the Closing of any of the extensions of credit and purchases and sale of Securities pursuant to Section 2.1. Specific Closings provided for under this Agreement and subject to its terms and conditions are the Initial Extension of Credit Closing, the Second Extension of Credit Closing, the Convertible Debt Closing.

  "Closing Date" means the Business Day immediately following the date on which all the conditions set forth in Article 6 hereof applicable to a Closing are satisfied or waived.

  "Commission" means the Securities and Exchange Commission.

  "Common Stock" means the common stock of Southwall, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

  "Common Stock Equivalents" means any securities of Southwall or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

  "Convertible Debt Closing" means the closing of the Convertible Debt transactions which shall take place, subject to the terms and conditions of this Agreement (including satisfaction or waiver of conditions), between January 4, 2004, and the Convertible Debt End Date.

  "Convertible Note" means the convertible promissory note of Southwall in the form attached as Exhibit C hereto, which is convertible into shares of Series A Preferred Stock of Southwall and is secured by 65% of the issued and outstanding stock of the Material Subsidiary.

  "Default" means the occurrence of any Event of Default.

  "Disclosure Schedule" means the disclosure schedule of Southwall dated as of the date of this Agreement provided to Needham & Company and the Convertible Notes Purchasers.

  "Dolphin Convertible Debt Warrants" means common stock purchase warrants in the form of Exhibit D attached to the Previous Agreement issued in favor of Dolphin for an aggregate of 564,669 shares of Common Stock.

  "Event of Default" means any of the following:

        Southwall shall fail to pay the principal and/or interest accrued thereon under the Bank Agreements or the Loan and Security Agreement on or before the expiration of any applicable grace periods;
        Southwall shall fail to pay the principal and/or interest accrued under the Convertible Notes on or before the expiration of any applicable grace periods;
        Southwall or any of its Subsidiaries shall fail to pay any obligations on other Indebtedness when due other than, as set forth in the Restructuring Plan, Indebtedness owed to Teijin Limited (including any amounts owed to Teijin Limited as a trade creditor) or The Sanwa Bank Ltd., or any other Indebtedness agreed to by Needham & Company in writing;
        Southwall breaches in any material respect any covenant contained in this Investment Agreement, any other of the Transaction Documents, or the Bank Agreements and such breach is not cured within 3 Business Days;
        Any representation or warranty made by Southwall herein or in any other Transaction Document (or in any certificate or other writing furnished in connection with any Transaction Document) shall not have been true and correct in all material respects (without giving effect to any qualifications as to materiality contained therein) (except for such representations and warranties that speak as of a particular date, which shall have been true and correct as of the date when made) and such inaccuracy is not cured within 10 days after such representation or warranty becomes inaccurate;
        The occurrence of any Bankruptcy Event, and, in the event of a Bankruptcy Event that was commenced by a party other than Southwall, such case or proceeding shall not have been dismissed within 90 days;
        Any Transaction Document shall fail to be the legal and valid, obligation and agreement of Southwall;
        Any of Southwall or its Subsidiaries shall be liquidated, dissolved, wound up or cease to exist for any reason whatsoever, or any of Southwall or its Subsidiaries shall elect, undertake or resolve to do so; or
        Southwall shall default in the payment of principal of or interest on any Indebtedness for borrowed money in an amount greater than $50,000 or default in the performance of any other term, condition or agreement respecting any such Indebtedness and the other party thereto shall have accelerated the maturity thereof;

  provided that no action or inaction on the part of Southwall or its Subsidiaries that has been agreed to by the parties in the Transaction Documents or that has been approved by Needham & Company and/or NCP in writing shall constitute an Event of Default including, but not limited to, the renegotiation of leases and agreements to defer and/or extend payment terms with creditors and lenders on terms agreed to in writing by Needham & Company and/or NCP.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, provided, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade debt in a total amount not more than $7,500,000 at any time incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

  "Initial Extension of Credit" means the initial extension of credit by Needham & Company up to $2,250,000 pursuant to the Loan and Security Agreement.

  "Initial Extension of Credit Closing" means the closing of the Initial Extension of Credit pursuant to Section 2.2.

  "Initial Extension of Credit Warrant" means a common stock purchase warrant in the form of Exhibit D attached to the Previous Agreement for 941,115 shares of Common Stock issued to Needham & Company.

  "Loan and Security Agreement" means the Loan and Security Agreement by and between Southwall and the Bank, dated as of the date of the Previous Agreement, attached as Exhibit B attached to the Previous Agreement, as amended and supplemented through the date hereof.

  "Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys' fees.

  "Material Subsidiary" means Southwall Europe GMBH.

  "Needham & Company and NCP Counsel" means Heller Ehrman White & McAuliffe LLP.

  "NCP Entities Convertible Debt Warrants" means common stock purchase warrants in the form of Exhibit D attached to the Previous Agreement issued in favor of the NCP Entities for an aggregate of 1,129,338 shares of Common Stock.

  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

  "Pledge Agreement" means the Pledge Agreement by and among Southwall and the Convertible Note Purchasers in the form of Exhibit D attached to this Agreement.

  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among Southwall and Needham & Company and Southwall and the Convertible Notes Purchasers, in the form of Exhibit C attached to the Previous Agreement.

  "Restructuring Plan" shall mean the restructuring plan of Southwall and its Subsidiaries attached as Disclosure Schedule A to this Agreement.

  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

  "Second Extension of Credit" means the extension by Needham & Company of additional credit up to $750,000 pursuant to the Loan and Security Agreement.

  "Second Extension of Credit Closing" means the Closing of the Second Extension of Credit which shall take place, subject to the terms and conditions of this Agreement (including satisfaction or waiver of conditions), between January 2, 2004 and the Second Extension of Credit end date.

  "Second Extension of Credit Warrant" means the Warrant in the form of Exhibit D attached to the Previous Agreement for 941,115 shares of Common Stock issued to Needham & Company.

  "Securities" means the Convertible Notes, the Series A Preferred Stock issuable upon conversion of the Convertible Notes, the Warrants and the Underlying Shares issuable to Needham & Company and the Convertible Notes Purchasers pursuant to the Transaction Documents.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Series A Preferred Stock" means the preferred stock of Southwall, par value $0.001 per share, with the designations, preferences and rights as set forth in the Amended and Restated Certificate of Designation.

  "Southwall Counsel" means Choate Hall & Stewart.

  "Southwall Material Adverse Effect." An event, circumstance, violation, inaccuracy, or other matter will be deemed to have a "Southwall Material Adverse Effect" if such event, circumstance, violation, inaccuracy, or other matter had, has or could reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), general affairs, capitalization, assets, liabilities, operations, financial performance or prospects of Southwall and its Subsidiaries, as a whole, (ii) the ability of Southwall to consummate the transactions contemplated by the Transaction Documents or to perform any of its obligations under the Transaction Documents, or (iii) the ability of Needham & Company or the Convertible Notes Purchasers to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Common Stock, Series A Preferred Stock or Warrants, other than (a) changes, effects or circumstances that (1) result from changes in general economic or debt or equity market conditions that do not affect the Company disproportionately, (2) are the result of factors generally affecting the Company's industry or are the result of any changes in any regulation or statute that has or could reasonably be expected to have an industry-wide effect, or (3) result from the consummation of transactions contemplated hereby or any of the actions required to be taken by the Company hereunder or the seeking or receiving of a hardship exemption from Nasdaq with respect to its stockholder approval requirements, (b) any adverse change in the Company's stock price, and (c) changes in GAAP or changes in laws or regulations or the interpretation thereof.

  "Subsidiary" means any corporation, partnership, joint venture, or other entity more than 50% of whose equity interests (measured by virtue of voting rights) is owned by Southwall.

  "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

  "Trading Market" means any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

  "Transaction Documents" means this Agreement, the Warrants, the Convertible Notes, the Amended and Restated Certificate of Designation, the Series A Preferred Stock, the Amended and Restated Registration Rights Agreement, the Pledge Agreement, the Loan and Security Agreement, the Forbearance Agreement and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

  "Underlying Shares" means the shares of Common Stock issuable upon exercise of the Warrants, conversion of the Series A Preferred Stock, and in satisfaction of any other obligation of Southwall to issue shares of Common Stock pursuant to the Transaction Documents.

  "Warrant" means a Common Stock purchase warrant in the form of Exhibit D attached to the Previous Agreement.

  EXTENSIONS OF CREDIT, PURCHASE AND SALE

  2.1 Closings. Closings shall occur two business days after the conditions set forth in Article VI, as applicable, have been satisfied or waived. Closings shall occur at 9:00 a.m. local time at the offices of Needham & Company and NCP's Counsel. Subject to the terms and conditions set forth in this Agreement, the following Closings shall occur:

      Initial Extension of Credit Closing. At the Initial Extension of Credit Closing, Needham & Company will grant the Initial Extension of Credit in accordance with the terms of the Loan and Security Agreement.
      Second Extension of Credit Closing. At the Second Extension of Credit Closing, Needham & Company will grant the Second Extension of Credit in accordance with the terms of the Loan and Security Agreement.
      Convertible Debt Closing. At the Convertible Debt Closing, Southwall shall issue and sell to the NCP Entities, and the NCP Entities shall purchase from Southwall, Convertible Notes in the aggregate principal amount of $3,000,000, which shall be issued in amounts designated by the NCP Entities prior to or at the Convertible Debt Closing. At the Convertible Debt Closing, Southwall shall issue and sell to Dolphin, and Dolphin shall purchase from Southwall, a Convertible Note in the principal amount of $1,500,000.
    Initial Extension of Credit Closing Deliveries.
      At the Initial Extension of Credit Closing, Southwall shall deliver or cause to be delivered to Needham & Company the following:
        A copy of the Loan and Security Agreement executed by Southwall and the Bank;
        The Initial Extension of Credit Warrant;
        A copy of the Registration Rights Agreement executed by Southwall;
        A certified copy of the Certificate of Designation as filed with the Secretary of State of the State of Delaware;
        The legal opinion of Southwall Counsel, in a form reasonably agreed to by the parties, executed by such counsel and delivered to Needham & Company and the Convertible Notes Purchasers;
        A certificate from a duly authorized officer certifying on behalf of Southwall that each of the conditions set forth in Sections 6.1 and 6.2 has been satisfied or waived; and
        A check or evidence of wire transfer to Heller Ehrman White & McAuliffe in the amount of $50,000.
      At the Initial Extension of Credit Closing, (i) Needham & Company shall grant the Initial Extension of Credit in accordance with the terms of the Loan and Security Agreement and (ii) Needham & Company and NCP shall deliver or cause to be delivered to Southwall (A) the Registration Rights Agreement with Southwall, duly executed by Needham & Company and by the Convertible Notes Purchasers, (B) a certificate from a duly authorized officer certifying on behalf of Needham & Company that each of the conditions set forth in Section 6.5 has been satisfied or waived and (C) the common stock purchase warrant dated November 11, 2003 issued by Southwall in favor of Needham & Company for an aggregate of 1,254,235 shares of Common Stock.
    Second Extension of Credit Closing Deliveries.
      Subject to the terms and conditions set forth in this Agreement, on the Second Extension of Credit Closing Date, Southwall shall deliver or cause to be delivered to Needham & Company the following:
        The Second Extension of Credit Warrant; and
        A certificate from a duly authorized officer certifying on behalf of Southwall that each of the conditions set forth in Sections 6.1 and 6.3 has been satisfied or waived.
      Subject to the terms and conditions set forth in this Agreement, at the Second Extension of Credit Closing, (i) Needham & Company shall grant to Southwall the Second Extension of Credit in accordance with the terms of the Loan and Security Agreement and (ii) Needham & Company shall deliver to Southwall a certificate from a duly authorized officer certifying on behalf of Needham & Company that each of the conditions set forth in Section 6.5 has been satisfied or waived.
    Convertible Debt Closing Deliveries.
      Subject to the terms and conditions set forth in this Agreement, on the Convertible Debt Closing Date, Southwall shall sell an aggregate principal amount of $3,000,000 of Convertible Notes to the NCP Entities and shall deliver or cause to be delivered to the NCP Entities the following:
        NCP Entities Convertible Debt Warrants, issued in the amounts designated by the NCP Entities prior to or at the Convertible Debt Closing;
        Convertible Notes in the aggregate principal amount of $3,000,000 registered in the names of the NCP Entities, issued in the amounts designated by the NCP Entities prior to or at the Convertible Debt Closing;
        A certificate from a duly authorized officer certifying on behalf of Southwall that each of the conditions set forth in Sections 6.1 and 6.4 has been satisfied or waived;
        A certified copy of the Amended and Restated Certificate of Designation as filed with the Secretary of State of the State of Delaware;
        A copy of the Amended and Registration Rights Agreement executed by Southwall; and
        A copy of the Pledge Agreement executed by Southwall.
      Subject to the terms and conditions set forth in this Agreement, at the Convertible Debt Closing, (i) the NCP Entities shall purchase Convertible Notes in an aggregate principal amount of $3,000,000 from Southwall and shall deliver or cause to be delivered to Southwall $3,000,000 in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by Southwall for such purpose, and (ii) the NCP Entities shall deliver to Southwall a certificate from a duly authorized officer certifying on behalf of NCP Entities that each of the conditions set forth in Section 6.5 has been satisfied or waived.
      Subject to the terms and conditions set forth in this Agreement, on the Convertible Debt Closing Date, Southwall shall sell a Convertible Note in the principal amount of $1,500,000 to Dolphin and shall deliver or cause to be delivered to Dolphin the following:
        Dolphin Convertible Debt Warrant; and
        A Convertible Note in the principal amount of $1,500,000 registered in the name of Dolphin;
        A certificate from a duly authorized officer certifying on behalf of Southwall that each of the conditions set forth in Sections 6.1 and 6.4 has been satisfied or waived;
        A certified copy of the Amended and Restated Certificate of Designation as filed with the Secretary of State of the State of Delaware;
        A copy of the Amended and Registration Rights Agreement executed by Southwall; and
        A copy of the Pledge Agreement executed by Southwall.
      Subject to the terms and conditions set forth in this Agreement, at the Convertible Debt Closing, (i) Dolphin shall purchase a Convertible Note in the principal amount of $1,500,000 from Southwall and shall deliver or cause to be delivered to Southwall $1,500,000 in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by Southwall for such purpose, and (ii) Dolphin shall deliver to Southwall a certificate from a duly authorized officer certifying on behalf of Dolphin that each of the conditions set forth in Section 6.5 has been satisfied or waived.
    Obligations. The obligations of the Convertible Notes Purchasers to purchase the Convertible Notes shall be several and not joint.

  REPRESENTATIONS AND WARRANTIES

  3.1 Representations and Warranties of Southwall. Southwall hereby makes the following representations and warranties to Needham & Company and the Convertible Notes Purchasers:

      Subsidiaries. Except as set forth in Disclosure Schedule 3.1(a), Southwall does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity. Except as disclosed in Disclosure Schedule 3.1(a), Southwall owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. None of Southwall's Subsidiaries, other than the Material Subsidiary, has any material assets or liabilities or is material to the business, operations, condition (financial or otherwise) or prospects of Southwall. None of the Subsidiaries, other than the Material Subsidiary, conducts, or has conducted in the past three years, any business.
      Organization and Qualification. Each of Southwall and the Material Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Southwall nor the Material Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Southwall and the Material Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified could reasonably be expected to result in a Southwall Material Adverse Effect.
      Authorization; Enforcement. Southwall has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by Southwall and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of Southwall and no further consent or action is required by Southwall, its Board of Directors or its stockholders other than as contemplated by Section 4.16 and any stockholder approval that may be required by the rules applicable to companies listed on the Nasdaq National Market. Each of the Transaction Documents has been (or upon delivery will be) duly executed by Southwall and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Southwall enforceable against Southwall in accordance with its terms.
      No Conflicts. The execution, delivery and performance of the Transaction Documents by Southwall and the consummation by Southwall of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of Southwall's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents other than as contemplated by Section 4.16, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Southwall or Material Subsidiary debt or otherwise) or other understanding to which Southwall or the Material Subsidiary is a party or by which any material property or asset of Southwall or the Material Subsidiary is bound or affected (other than such defaults or other rights as shall have been waived or amended away prior to the consummation of the applicable transaction), or (iii) other than violations that could not reasonably be expected to result in a Southwall Material Adverse Effect, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Southwall or the Material Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which Southwall or its securities are subject other than any stockholder approval that may be required by the rules applicable to companies listed on the Nasdaq National Market, or by which any property or asset of Southwall or the Material Subsidiary is bound or affected.
      Filings, Consents and Approvals. Southwall is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Southwall of the Transaction Documents, other than the filing of the Amended and Restated Certificate of Designation with the Secretary of State of the State of Delaware, the filing of requisite notices to and receipt of approvals and waivers from the Nasdaq National Market, and the filing of a Form D with the Commission.
      Issuance of the Securities. Other than contemplated by Section 4.16, the Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Other than as contemplated by Section 4.16, Southwall has reserved from its duly authorized capital stock a number of shares of Common Stock to be issued to Needham & Company or the Convertible Notes Purchasers, as applicable, upon conversion or exercise of the Convertible Notes, the Series A Preferred Stock and Warrants.
      Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of Southwall, and all shares of capital stock reserved for issuance under Southwall's various option and incentive plans, is set forth in Disclosure Schedule 3.1(g). Except as set forth in Disclosure Schedule 3.1(g), no securities of Southwall are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Disclosure Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Southwall is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Disclosure Schedule 3.1(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate Southwall to issue shares of Common Stock or other securities to any Person (other than the Needham & Company and the Convertible Notes Purchasers) and will not result in a right of any holder of Southwall securities to adjust the exercise, conversion, exchange or reset price under such securities.
      SEC Reports; Financial Statements. Southwall has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 24 months preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Southwall has made available to Needham & Company and the Convertible Notes Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Southwall included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto or in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and fairly present in all material respects the financial position of Southwall and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material contracts, as such contracts are defined in section 601(a)(10) of Reg. S-K under the Securities Act, to which Southwall or the Material Subsidiary is a party or to which the property or assets of Southwall or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.
      Press Releases. As of their respective dates, the press releases disseminated by Southwall during the 24 months preceding the date of this Agreement taken as a whole did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
      Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Southwall Material Adverse Effect, (ii) Southwall has not incurred any liabilities (contingent or otherwise) other than (A) as of the date hereof, trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) as of the date hereof, liabilities not required to be reflected in Southwall's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) as of the date hereof, liabilities incurred in accordance with the Restructuring Plan, (iii) as of the date hereof, Southwall has not altered its method of accounting or the identity of its auditors, (iv) Southwall has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Southwall has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Southwall stock option and stock purchase plans, a warrant to purchase shares of Common Stock to NCP which has terminated, warrants issued to the Bank, warrants issued to Judd Properties, LLC and the Warrants and Series A Preferred Stock issued or to be issued to Needham & Company and the Convertible Notes Purchasers pursuant to this Agreement. Other than as set forth on Disclosure Schedule 3.1(j), Southwall does not have pending before the Commission any request for confidential treatment of information.
      Litigation. Except as set forth on Disclosure Schedule 3.1(k), as of the date hereof, none of Southwall or its Subsidiaries is party to any Action or Proceeding. There is no Action pending that adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Bank Agreements, or the Securities. As of the date hereof, neither Southwall nor any Subsidiary, nor any director or officer thereof, is currently the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Southwall, there is not pending or contemplated, any investigation by the Commission involving Southwall or any current or former director or officer of Southwall. During the last three years, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Southwall under the Exchange Act or the Securities Act.
      Labor Relations. No material labor dispute exists or, to the knowledge of Southwall, is imminent with respect to any of the employees of Southwall or the Material Subsidiary.
      Compliance. Except as set forth in Disclosure Schedule 3.1(m) and except in each case as could not, individually or in the aggregate, reasonably be expected to result in a Southwall Material Adverse Effect, neither Southwall nor the Material Subsidiary is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could reasonably be expected to result in a default by Southwall or the Material Subsidiary under), nor has Southwall or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, and (iii) in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. Southwall is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the Commission.
      Regulatory Permits. Southwall and the Material Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or could reasonably be expected to result in a Southwall Material Adverse Effect ("Material Permits"), and neither Southwall nor the Material Subsidiary has received notice of proceedings relating to the revocation or modification of any Material Permit.
      Title to Assets. Southwall and the Material Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens granted to the Bank pursuant to the Factoring Agreement, liens set forth in Disclosure Schedule 3.1(o), and except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Southwall and its Subsidiaries. Except as set forth in Disclosure Schedule 3.1(o), any real property and facilities held under lease by Southwall or the Material Subsidiary are held by it under valid, subsisting and enforceable leases of which Southwall and the Material Subsidiary are in compliance in all material respects.
      Patents and Trademarks. Southwall and the Material Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Southwall Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the knowledge of Southwall, the Intellectual Property Rights used by Southwall and the Material Subsidiary do not violate or infringe upon the rights of any Person. To the knowledge of Southwall, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.
      Proprietary Information of Third Parties. No third party has claimed in writing to Southwall or the Material Subsidiary that any Person employed by or affiliated with any of Southwall or the Material Subsidiary has (a) violated or may be violating to any extent any of the terms or conditions of such Person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.
      Product Liability. Except as set forth on Disclosure Schedule 3.1(r) or as reserved for in the SEC Reports, all products sold, distributed, installed, used, delivered or held in inventory in connection with the business of Southwall and the Material Subsidiary (including, without limitation, all documentation furnished in connection therewith) conform in all material respects with all applicable contractual commitments and with all express and implied warranties, and neither Southwall nor the Material Subsidiary have any material liability and cost (and there is no basis for any present or future proceeding giving rise to any liability and cost) for replacement or repair thereof or other damages in connection therewith. Except as set forth on Disclosure Schedule 3.1(r), no product sold, distributed, used or delivered by Southwall or the Material Subsidiary in connection with their respective businesses is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale.
      Insurance. Southwall and the Material Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Southwall and the Material Subsidiary are engaged.
      Transactions With Affiliates and Employees. Except as set forth in SEC Reports, none of the officers or directors of Southwall and, to the knowledge of Southwall, none of the employees of Southwall or the Material Subsidiary is presently a party to any transaction with Southwall or the Material Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Southwall, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
      Internal Accounting Controls. Southwall and the Material Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
      Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Southwall to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Neither Needham & Company nor the Convertible Notes Purchasers shall have any obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by Needham & Company or the Convertible Notes Purchasers pursuant to written agreements executed by Needham & Company or the Convertible Notes Purchasers, which fees or commissions shall be the sole responsibility of Needham & Company or the Convertible Notes Purchasers, as applicable) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.
      Certain Registration Matters. Assuming the accuracy of the representations and warranties of Needham & Company and the Convertible Notes Purchasers set forth in Sections 3.2(b) and (c), no registration under the Securities Act is required for the offer and sale of the Securities by Southwall to Needham & Company or the Convertible Notes Purchasers under the Transaction Documents. Except as described in Disclosure Schedule 3.1(w), Southwall has not granted or agreed to grant to any Person any rights (including "piggyback" registration rights) to have any securities of Southwall registered with the Commission or any other governmental authority that have not been satisfied.
      Listing and Maintenance Requirements. Except as set forth in Disclosure Schedule 3.1(x), Southwall has not, in the two years preceding the date hereof, received notice from the Trading Market to the effect that Southwall is not in compliance with the listing or maintenance requirements thereof.
      Investment Company. Southwall is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
      Disclosure. Southwall understands and confirms that Needham & Company and the Convertible Notes Purchasers each will rely on the foregoing representations and covenants in effecting transactions in securities of Southwall. All disclosure provided to Needham & Company and the Convertible Notes Purchasers in writing regarding Southwall, its business and the transactions contemplated hereby, furnished by or on behalf of Southwall (including Southwall's representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
      Acknowledgment Regarding Purchase of Securities by Needham & Company and the Convertible Notes Purchasers. Southwall acknowledges and agrees that each of Needham & Company and the Convertible Notes Purchasers is acting solely in the capacity of an arm's length finance provider with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Southwall further acknowledges that none of Needham & Company nor the Convertible Notes Purchasers is acting as a financial advisor or fiduciary of Southwall (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by either of Needham & Company, the Convertible Notes Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby is merely incidental to the purchase of the Securities by Needham & Company and the Convertible Notes Purchasers, respectively. Southwall further represents to each of Needham & Company and the Convertible Notes Purchasers that Southwall's decision to enter into this Agreement has been based solely on the independent evaluation by Southwall, its Board of Directors and its representatives.
      Seniority. Other than as set forth in Disclosure Schedule 3.1(bb), as of the date hereof, no Indebtedness of Southwall or the Material Subsidiary is senior to or pari passu with the Indebtedness under the Bank Agreements, or the Loan and Security Agreement in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

  3.2 Representations and Warranties of Needham & Company and the Convertible Notes Purchasers. Each of Needham & Company and the Convertible Notes Purchasers hereby represent and warrant, severally and not jointly, to Southwall as follows:

  (a) Organization; Authority. Each of Needham & Company and each of the Convertible Notes Purchasers is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Needham & Company and/or the Convertible Notes Purchasers of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action by Needham & Company, and other applicable like action by each of the Convertible Notes Purchasers. Each of this Agreement and the applicable Amended and Restated Registration Rights Agreement has been duly executed by Needham & Company and the Convertible Notes Purchasers, and when delivered by Needham & Company and the Convertible Notes Purchasers in accordance with terms hereof, will constitute the valid and legally binding obligation of each of Needham & Company and the Convertible Notes Purchasers, respectively, enforceable against it in accordance with its terms.

  (b) Accredited Investor Status. At the time each of Needham & Company and each of the Convertible Notes Purchasers was offered the Securities, it was, and at the date hereof and as of each Closing Date (if any), it is, and on each date on which it exercises the Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act and will have acquired the Securities for investment purposes only and not with a view to the resale or distribution thereof.

  (c) Suitability of Investment

  (i) Needham & Company and the Convertible Notes Purchasers are each aware that the Securities have not been registered under the Securities Act, that such offer and sale are intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the Commission, and that the Securities may not be offered, sold, assigned, transferred or otherwise disposed of unless they are registered under the Securities Act or an exemption from such registration is available. Needham & Company and the Convertible Notes Purchasers are each also aware that sales or transfers of the Securities are subject to further restrictions by state securities laws and the provisions of the Transaction Documents.

  (ii) Needham & Company and the Convertible Notes Purchasers each has such knowledge and experience in financial, business and tax matters that it is capable of evaluating the merits and risks relating to the investment in the Securities and making an investment decision with respect to Southwall.

  (iii) Each of Needham & Company and the Convertible Notes Purchasers has been given the opportunity to obtain information and documents relating to Southwall and to ask questions of and receive answers from representatives of Southwall concerning Southwall and its investment in Southwall.

  (iv) Each of Needham & Company and the Convertible Notes Purchasers is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in Southwall.

  (v) Each of Needham & Company and the Convertible Notes Purchasers is aware that there are substantial risks incident to an investment in the Securities.

  (vi) Each of Needham & Company and the Convertible Notes Purchasers are aware that in the foreseeable future Southwall may be de-listed from The Nasdaq Stock Market.

  (d) Filings, Consents and Approvals. Each of Needham & Company and the Convertible Notes Purchasers is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of the Transaction Documents other than post-closing notice filings.

  OTHER AGREEMENTS OF THE PARTIES

    Federal and State Securities Loans.
      Each of Needham & Company and the Convertible Notes Purchasers agree that the Securities will only be offered, sold, assigned, transferred, exchanged or otherwise disposed of in compliance with state and federal securities laws and the Transaction Documents.
      Each of Needham & Company and the Convertible Notes Purchasers agree that the certificates evidencing the Securities will contain the following legend, so long as is required by this Section 4.1(b) or Section 4.1(c):

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO SOUTHWALL. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES, BUT SOUTHWALL MAY REQUIRE A LEGAL OPINION IN CONNECTION WITH A SUBSEQUENT TRANSFER FOLLOWING DEFAULT BY THE TRANSFEREE OF THE PLEDGE.

      Southwall acknowledges and agrees that each of Needham & Company and the Convertible Notes Purchasers may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, each of Needham & Company and the Convertible Notes Purchasers, as applicable, may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of Southwall and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but Southwall may require such legal opinion in connection with a subsequent transfer following default by the transferee of the pledge and the Securities would still be subject to this Section 4.1. No notice shall be required of such pledge. At the expense of Needham & Company or the Convertible Notes Purchasers, as applicable, Southwall will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

      Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following any sale of such Underlying Shares pursuant to Rule 144, or (ii) while such Underlying Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following the Effective Date or at such earlier time as a legend is no longer required for the Underlying Shares under this Section 4.1(c), Southwall will, no later than three Trading Days following the delivery by Needham & Company and/or the Convertible Notes Purchasers to Southwall or Southwall's transfer agent of a certificate representing the Underlying Shares containing a restrictive legend, deliver or cause to be delivered to Needham & Company and/or the Convertible Notes Purchasers, as applicable, a certificate representing such Underlying Shares that is free from all restrictive and other legends. Southwall may not make any notation on its records or give instructions to any transfer agent of Southwall that enlarge the restrictions on transfer set forth in this Section.
    Furnishing of Information. As long as each of Needham & Company or the Convertible Notes Purchasers owns the Securities issued or issuable to it that are not registered under the Securities Act or eligible for sale under Rule 144(k), Southwall covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Southwall after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, Southwall shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Needham & Company or the Convertible Notes Purchasers owns Securities, if Southwall is not required to file reports pursuant to such laws, it will prepare and furnish to Needham & Company and/or the Convertible Notes Purchasers, as applicable, and make publicly available in accordance with Rule 144(c) such information as is required for Needham & Company or the Convertible Notes Purchasers, as applicable, to sell the Underlying Shares under Rule 144. Southwall further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
    Acknowledgment of Dilution. Southwall acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. Southwall further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that Southwall may have against either of Needham & Company or the Convertible Notes Purchasers.
    Integration. Southwall shall not, and shall use commercially reasonable efforts to ensure that no Affiliate of Southwall shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Needham & Company or the Convertible Notes Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.
    Listing of Securities. If the Common Stock is listed on any Trading Market, Southwall shall: (i) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market an additional shares listing application covering the Underlying Shares, (ii) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Common Stock is listed as soon as possible thereafter, and (iii) provide to either of Needham & Company or the Convertible Notes Purchasers evidence of such listing.
    Reservation of Shares; Issuance of Shares. Southwall shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion and exercise obligations under the Series A Preferred Stock and the Warrants pursuant to the Transaction Documents. Other than issuances specifically described in the Restructuring Plan, options granted in exchange for like or lesser number of outstanding options in connection with an option exchange program undertaken by Southwall and shares of Common Stock granted to members of the board of directors of Southwall in lieu of cash for attending meetings of the board of directors, Southwall shall not issue any equity or warrants, options, rights or other instruments exercisable, convertible or exchangeable into equity of Southwall to any trade creditor, other creditor, landlord, employee, director, agent or consultant until such time as Southwall has received approval of its stockholders increasing the authorized number of shares of Common Stock issuable under its certificate of incorporation as contemplated by Section 4.16 of this Agreement.
    Securities Laws Disclosure; Publicity. By 8:30 a.m. (New York City time) on the Trading Day following each Closing Date, if any, Southwall shall issue a press release reasonably acceptable to Needham & Company or the Convertible Notes Purchasers, as applicable, disclosing the transactions contemplated hereby. In addition, Southwall will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, Southwall shall not publicly disclose the name of either of Needham & Company or the Convertible Notes Purchasers, or include the name of either of Needham & Company or the Convertible Notes Purchasers in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of Needham & Company and/or the Convertible Notes Purchasers, as applicable, except to the extent such disclosure is required by law or Trading Market regulations, in which case Southwall shall provide Needham & Company or the Convertible Notes Purchasers, as applicable, with prior notice of such disclosure, and notice is hereby given that Southwall will disclose the names of Needham & Company and the Convertible Notes Purchasers in filings with the Commission, regulatory agencies and Trading Markets, as required by law or applicable regulations.
    Use of Proceeds. Southwall shall use the net proceeds from the extensions of credit and sale of the Securities, if any, hereunder for general corporate and working capital purposes; provided that Southwall shall use $1,000,000 of the proceeds from the sale of Convertible Notes in accordance with the terms of that certain Second Amendment to Lease.
    Inspection. So long as Needham & Company or NCP owns shares of Series A Preferred Stock or any amounts remain outstanding under an Extension of Credit, Southwall shall permit each of Needham & Company and NCP, at the expense of each, upon two days prior notice, to visit and inspect Southwall's and the Subsidiaries' properties, to examine their books of account and records and to discuss Southwall's affairs, finances, and accounts with its officers, all at such reasonable times as may be requested; provided, however, that Southwall shall not be obligated pursuant to this Section to provide any information which it reasonably considers to be a trade secret or confidential information.
    [Intentionally Omitted]
    Hardship Exemption. Immediately after the execution and delivery of this Agreement Southwall shall use commercially reasonable efforts to apply for and a secure a hardship exemption from The Nasdaq Stock Market that waives any requirement that issuance of securities under this Agreement be approved by Southwall stockholders.
    Restructuring Plan. Southwall shall use its commercially reasonable efforts to take all actions necessary to complete the Restructuring Plan within the timeline set forth in the Restructuring Plan.
    Investor Representation at Board Meetings. For so long as Needham & Company or any of its Affiliates owns 5% or more of the Common Stock (on a fully diluted basis) or any amounts remain outstanding under the Loan and Security Agreement, Southwall shall notify each of Needham & Company and NCP of meetings of the Southwall board of directors and deliver minutes of each such meeting as if each were a director. Needham & Company and NCP may collectively designate one Person to attend all board meetings and to speak or otherwise participate in such meetings to the extent permitted by the board; provided, however, that such Person may disclose or use any information made known by virtue of such notice, minutes, or attendance only to the extent consistent with the fiduciary obligations of a director of Southwall, whether or not such Person actually is a director and that such Person shall sign such Confidentiality Agreement as Southwall may reasonably request.
    Additional Warrants.
      Debt Issuances. If, in connection with its restructuring efforts as set forth in the Restructuring Plan, Southwall issues notes or other debt instruments to any of its creditors, then Southwall shall issue to Needham & Company and the Convertible Notes Purchasers Warrants representing the right to purchase that number of shares of Common Stock equal to the product of (x) 1.25 and (y) the original principal amount of such note or debt instrument; provided that the letter of credit issued in favor of that certain landlord of Southwall's Palo Alto property shall not be deemed to be an issuance of notes or other instruments hereunder.. Southwall shall divide such Warrants among Needham & Company and the Convertible Notes Purchasers as requested by Needham & Company and the Convertible Notes Purchasers at the time of issuance, subject to the allocation rules set forth in paragraph (c) below.
      Equity Issuances. If, as part of its restructuring efforts as set forth in the Restructuring Plan, Southwall issues any equity or warrants, options, rights or other instruments exercisable, convertible or exchangeable into equity of Southwall to any trade creditor, other creditor, landlord, employee, director, agent or consultant (each, a "Restructuring Equity Issuance"), then Southwall shall, at each Closing thereafter, issue additional Warrants to each of Needham & Company and each of the Convertible Notes Purchasers in such amounts that would allow Needham & Company and each of the Convertible Notes Purchasers to maintain an aggregate ownership percentage (on a fully-diluted basis and assuming exercise of all outstanding warrants and conversion of all outstanding preferred stock and convertible debt and any issuances related to the restructuring including, without limitation, issuances of options or rights to the management of Southwall) of Southwall Common Stock as if the Restructuring Equity Issuance or Restructuring Equity Issuances had not occurred; provided, however that options issued to the non-executive chairman of the board in connection with his appointment to the board of directors shall not be deemed to a Restructuring Equity Issuance. If, due to the prohibitions set forth in Section 4.6 of this Agreement, Southwall is unable to make Restructuring Equity Issuances and a particular Closing occurs, then the right to receive additional Warrants as a result of a Restructuring Equity Issuance shall be deferred until such time as the Restructuring Equity Issuance occurs, and if the Restructuring Equity Issuance occurs after the Convertible Debt Closing, then the all of the Warrants shall be issued at that time.

      Any securities held in escrow in connection with the restructuring of Southwall shall not be deemed issued for purposes of this Section 4.14 until released from such escrow to a landlord or other creditor of Southwall.

      Maximum Equity Position. Dolphin shall receive one-third of any Warrants issued under this Section 4.14, and Needham & Company and NCP Entities, together, will receive two-thirds or any such Warrants; provided, however, that if the issuances contemplated in this Section 4.14, plus all of the equity securities of Southwall owned by Needham & Company and the NCP Entities aggregated together exceed 49% of the outstanding Southwall Common Stock (on a fully-diluted basis and assuming exercise of all outstanding warrants and conversion of all outstanding preferred stock and convertible debt and any issuances related to the restructuring including, without limitation, issuances of options or rights to the management of Southwall), then the number of shares issuable upon exercise of the Warrants allocable to Dolphin shall be increased and the number of shares issuable upon exercise of Warrants allocable to Needham & Company and the NCP Entities under this paragraph shall be proportionally reduced so that Needham & Company and NCP Entities will own in the aggregate 49% of the outstanding Southwall Common Stock (on a fully-diluted basis and assuming exercise of all outstanding warrants and conversion of all outstanding preferred stock and convertible debt).
    Certain Other Affirmative Covenants. So long as any Indebtedness under the Loan and Security Agreement or Convertible Notes remains outstanding, unless Needham & Company and the Convertible Notes Purchasers otherwise consent in writing (which Needham & Company and the Convertible Notes Purchasers shall be entitled not to do in their sole discretion), Southwall and its Subsidiaries, as applicable, shall, for the benefit of Needham & Company and the Convertible Notes Purchasers:
      use commercially reasonable efforts to timely file all registration statements, prospectuses, proxy or information statements, forms, reports or other reports required to be filed under the Exchange Act or the Securities Act with the Commission;
      deliver to Needham & Company and the Convertible Note Purchasers, promptly upon becoming aware of the existence of any Default or Event of Default, a written notice describing its nature;
      comply with, and perform all obligations under, all of the Transaction Documents in all material respects;
      discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, before they shall become delinquent unless such taxes, assessments, charges or levies are subject to protest in good faith by Southwall; and all material claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rent, and all liabilities arising under ERISA which if unpaid might by law become a Lien unless such claims are subject to protest in good faith by Southwall;
      take all reasonable steps to (i) maintain, preserve, protect and keep all properties owned or held under lease by it in good repair, working order and condition and make all needful and proper renewals, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted properly and efficiently at all times, (ii) keep adequately insured all its property and assets, and (iii) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises except to the extent that failure to do so could not reasonably be expected to result in a Southwall Material Adverse Effect;
      take all action reasonably necessary to comply with (i) all laws, ordinances, governmental rules and regulations to which it is or might become subject and which the failure to comply with could reasonably be expected to result in a Southwall Material Adverse Effect; and (ii) obtain all patents, trademarks, service-marks, tradenames, servicenames, copyrights, licenses, permits, franchises and other governmental authorizations which are necessary to the ownership of its property or the conduct of its business except to the extent that failure to do so could not reasonably be expected to result in a Southwall Material Adverse Effect; and
      pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations and liabilities of whatever nature except as set forth in the Restructuring Plan.
    Stockholders Meeting.
      Promptly after the execution and delivery of this Agreement, Southwall will take all action necessary to call a meeting of its stockholders (the "Stockholders Meeting") for the purpose of seeking approval of an amendment to its certificate of incorporation increasing the number of authorized shares available for issuance to a number that would allow Southwall to meet fully its obligations to issue shares of its capital stock (the "Proposal"). In connection therewith Southwall will promptly prepare and file with the Commission proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, promptly after receiving clearance from the Commission, shall promptly mail such proxy materials to the stockholders of Southwall. Southwall will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relations to any proxy statement (as amended or supplemented, the "Proxy Statement") and any form of proxy to be sent to the stockholders in connection with the Stockholders Meeting.
      Southwall's Board of Directors shall recommend to Southwall's stockholders that the stockholders vote in favor of and approve the Proposal at the Stockholders Meeting and will set the date of the Stockholders Meeting no later than 25 days after receiving clearance of the proxy materials from the Commission, and shall cause Southwall to use commercially reasonable efforts to solicit the approval of the stockholders for the Proposal. Southwall is required, and will take, in accordance with applicable law and its certificate of incorporation and bylaws, all actions necessary to convene the Stockholders Meeting along the timeframe indicated herein to consider and vote upon the approval of the Proposal.
    Pledge Agreement. Each of the Convertible Notes Purchasers hereby authorizes Needham & Company to act as its Agent (as defined in the Pledge Agreement) pursuant to the terms of the Pledge Agreement.

  NEGATIVE COVENANTS

    Negative Covenants. So long as any Indebtedness under the Loan and Security Agreement or the Convertible Notes remains outstanding, unless Needham & Company and the Convertible Notes Purchasers otherwise consent in writing (which Needham & Company and the Convertible Notes Purchasers shall be entitled not to do in their sole discretion), Southwall shall not, and shall not permit its Subsidiaries to:
      engage in any business other than the business of developing, manufacturing and marketing thin film coatings for the automotive glass, electronic display and architectural markets;
      other than with respect to the Series A Preferred Stock, declare, pay or set aside any dividends on any shares of Southwall or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of Southwall, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Southwall;
      enter into any arrangement with any Person whereby Southwall shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which Southwall intends to use for substantially the same purpose or purposes as the property being sold or transferred, if such arrangement would result in Southwall's retention of such property for a period in excess of six months from the date of commencement of such lease;
      make or permit to remain outstanding any loan or advance to, or guarantee or endorse or otherwise be or become contingently liable, directly or indirectly, for or in connection with, the obligations, shares or dividends of, or own, purchase or acquire any shares, obligations or securities of, or any interest in, or make or maintain any capital contribution to, any Person other than its Subsidiaries, or Southwall in the case of its Subsidiaries;
      enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of Southwall's business and upon fair and reasonable terms no less favorable to Southwall than Southwall would obtain in a comparable arm's length transaction with a Person not an Affiliate; and/or modify, amend or change in any manner the Amended and Restated Certificate of Designation as filed with the Secretary of State of the State of Delaware.

  CONDITIONS

    Conditions Precedent to the Obligations of Needham & Company or the Convertible Notes Purchasers at each Closing Date.

    The obligations of Needham & Company or the Convertible Notes Purchasers, as applicable, at a Closing, if any, are subject to the satisfaction or waiver by Needham & Company and/or the Convertible Notes Purchasers, as applicable, at or before such Closing, of each of the following conditions:

      Representations and Warranties. Each of the representations and warranties of Southwall contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for such representations and warranties that speak as of a particular date which shall have been true and correct as of the date when made);
      Performance. Southwall shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
      Loan and Security Agreement. The Loan and Security Agreement by and between Southwall and the Bank, and the related Forbearance Agreement and guaranty executed by Needham & Company, shall have been entered into, shall not have been modified without the consent of Needham & Company, and shall remain in full force and effect;
      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, or promulgated by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
      Bankruptcy Event. No Bankruptcy Event shall have occurred.
      No Defaults. Neither Southwall nor any of its Subsidiaries shall be in violation or breach of or in default in any material respect with respect to any provision of this Agreement, the Bank Agreements, the Amendment, the Loan and Security Agreement, the other documents executed in connection with this Agreement, the Transaction Documents and/or any other document executed by Southwall to which either the Bank, NCP or Needham & Company is a party;
      No Action or Proceeding. Since the date hereof, no Action or Proceeding against Southwall or any of its officers and directors shall have commenced or been threatened in connection with the transactions contemplated by the Transaction Documents or could reasonably be expected to have a Southwall Material Adverse Effect; and
      Adverse Changes. Since the date of this Agreement, no Southwall Material Adverse Effect shall have occurred and be continuing.
    Conditions Precedent to the Obligations of Needham & Company on the Initial Extension of Credit Closing Date.

    The obligations of Needham & Company at the Initial Extension of Credit Closing are subject to the satisfaction or waiver by Needham & Company, at or before the Closing, of the following condition:

      Appointment of Mr. Boyadjieff. Southwall shall have named Mr. George Boyadjieff as its non-executive chairman of the board of directors, Mr. Boyadjieff shall have accepted such position.
      Matters relating to Creditors. Needham and Southwall shall have reached agreement in principle with respect to the arrangements that will be offered to Southwall's creditors, trade creditors and landlords.
    Conditions Precedent to the Obligations of Needham & Company on the Second Extension of Credit Closing Date.

    [Intentionally Omitted]

    Conditions Precedent to the Obligations of the Convertible Notes Purchasers on the Convertible Debt Closing Date.

    The obligations of the Convertible Notes Purchasers at the Convertible Debt Closing are subject to the satisfaction or waiver by the Convertible Notes Purchasers, at or before the Convertible Debt Closing, of each of the following conditions:

      Restructuring. Southwall shall have completed in all material respects the Restructuring Plan;
      Occurrence of Earlier Closings. The Initial and Second Extension of Credit Closings between Southwall and Needham & Company shall have taken place;
      Amended and Restated Certificate of Designation. The Amended and Restated Certificate of Designation shall not have been modified, amended or changed and shall be in full force and effect;
      Releases. Southwall shall have secured releases from its Tempe landlord and the Tempe equipment lessor releasing Southwall from all claims and liabilities on terms reasonably satisfactory to Needham & Company;
      Agreements with Creditors. Southwall shall have entered into arrangements with its trade creditors, other creditors and landlords, including, without limitation, (i) Teijin Limited in its capacity as a trade creditor and as the holder of $1.25 million of debt of Southwall that it paid to The Sanwa Bank Ltd. in connection with a guaranty of Southwall's obligations to The Sanwa Bank Ltd. and (ii) the landlords of its leases in Palo Alto with respect to such leases) deferring and/or extending payment terms on terms reasonably satisfactory to Needham & Company;
      Terms of Credit Arrangements. Southwall shall have delivered to the Convertible Note Purchasers a written schedule setting forth the terms and payment amounts and status of each credit arrangement described in Section 6.4(e) hereof; and
      Amended and Restated Certificate of Designation. The Amended and Restated Certificate of Designation shall not have been modified, amended or changed and shall be in full force and effect.
    Conditions Precedent to the Obligations of Southwall on any Closing Date.

    The obligations of Southwall at any Closing are subject to the satisfaction or waiver by Southwall, at or before such Closing, of each of the following conditions:

      Representations and Warranties. The representations and warranties of Needham & Company or the Convertible Notes Purchasers, as applicable, contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and
      Performance. Needham & Company or the Convertible Notes Purchasers, as applicable, shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Needham & Company or the Convertible Notes Purchasers at or prior to the Closing.

  MISCELLANEOUS

    Termination. This Agreement may be terminated prior to the Convertible Debt Closing under any of the following circumstances:
      by mutual written consent of Southwall, the Convertible Notes Purchasers and Needham;
      by either Needham & Company and the Convertible Notes Purchasers or Southwall if a court or other governmental body of competent jurisdiction shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents;
      by Southwall if: (i) any of the representations and warranties of Needham & Company or the Convertible Notes Purchasers shall have been inaccurate as of the date of this Agreement in any material respect (without giving effect to any qualifications as to materiality contained therein); (ii) any of the representations and warranties Needham & Company or the Convertible Notes Purchasers become inaccurate in any material respect (without giving effect to any qualifications as to materiality contained therein) as of a date subsequent to the date of this Agreement (as if made on such subsequent date) and Needham & Company or the Convertible Notes Purchasers, as applicable, shall not have cured such inaccuracy within ten days after such representation or warranty becomes inaccurate; or (iii) any of the covenants of Needham & Company or the Convertible Notes Purchasers contained in this Agreement shall have been breached in any material respect;
      by Needham & Company and the Convertible Notes Purchasers or Southwall if: (i) the Initial Extension of Credit Closing has not occurred by December 19, 2003 (the "Initial Extension of Credit End Date"); (ii) the Second Extension of Credit Closing has not occurred by January 15, 2004 (the "Second Extension of Credit Closing End Date"); or (iii) the Convertible Debt Closing has not occurred by February 20, 2004 (the "Convertible Debt End Date"), unless, in each case, the failure of a Closing to occur is attributable to a failure by the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to such End Date;
      by Needham & Company and the Convertible Notes Purchasers if: (i) any of Southwall's representations and warranties shall have been inaccurate in any material respect (without giving effect to any qualifications as to materiality contained therein) as of the date of this Agreement (except for such representations and warranties that speak as of a particular date, which shall have been true and correct as of the date when made); (ii) any of Southwall's representations and warranties become inaccurate in any material respect (without giving effect to any qualifications as to materiality contained therein) as of a date subsequent to the date of this Agreement (as if made on such subsequent date) and Southwall shall not have cured such inaccuracy within ten days after such representation or warranty becomes inaccurate; or (iii) any of Southwall's covenants contained in this Agreement shall have been breached in any material respect;
      by Needham & Company and the Convertible Notes Purchasers if, since the date of this Agreement, there shall have occurred and be continuing any Southwall Material Adverse Effect; or
      by Needham & Company and the Convertible Notes Purchasers if a Bankruptcy Event shall have occurred and, in the event of a Bankruptcy Event that was commenced by a party other than Southwall, such case or proceeding shall not have been dismissed within 90 days of being filed.
    Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (i) Sections 7.2 through 7.19 shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.
    Fees and Expenses. Except as specified in this Agreement, the Amended and Restated Registration Rights Agreement or the Loan and Security Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Southwall shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.
    Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after each and any Closing, and without further consideration, each party will execute and deliver to each other party, as applicable, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
    If to Southwall: Southwall Technologies Inc.
    3975 East Bayshore Road
    Palo Alto, CA 94304
    Attn: Chief Executive Officer
    Facsimile No.: (650) 962-9111
    With a copy to (which copy shall not constitute notice):

    Choate Hall & Stewart
    53 State Street
    Boston, MA 02109
    Attn: James W. Hackett, Jr., Esq.
    Facsimile No.: (617) 248-4000
    If to Needham or
    NCP Entities: Needham & Company, Inc.
    445 Park Avenue
    New York, NY 10022
    Attn: Ellen McKay
    Facsimile No.: (212) 751-1450

    and

    Needham Capital Partners
    445 Park Avenue
    New York, NY 10022
    Attn: Ellen McKay
    Facsimile No.: (212) 751-1450
    With a copy to (which copy shall not constitute notice):
    Heller Ehrman White & McAuliffe LLP
    333 Bush Street
    San Francisco, CA 94104
    Attn: Victor A. Hebert, Esq.
    Facsimile No.: (415) 772-6268
    If to Dolphin: Dolphin Direct Equity Partners, LP
    c/o Dolphin Asset Management Corp.
    129 East 17th Street
    New York, NY 10003
    Attn: Carlos P. Salas
    Facsimile No.: (212) 202-3817

    or such other address as may be designated in writing hereafter, in the same manner, by such Person.

    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by all the parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Southwall may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of Needham & Company and the Convertible Notes Purchasers. Each of Needham & Company and the Convertible Notes Purchasers may assign its respective rights under this Agreement to any Person to whom it assigns or transfers any Securities and each of the NCP Entities may assign its rights and obligations hereunder to any entity controlled by Needham & Company, and Dolphin may assign its rights and obligations hereunder to an Affiliate.
    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other parties for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
    Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closings (if any) and the delivery, exercise and/or conversion of the Securities, as applicable.
    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever either of Needham & Company or the Convertible Notes Purchasers exercises a right, election, demand or option under a Transaction Document and Southwall does not timely perform its related obligations in all material respects within the periods therein provided, then Needham & Company or the Convertible Notes Purchasers, as applicable, may rescind or withdraw, in its sole discretion from time to time upon written notice to Southwall, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
    Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Southwall shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Southwall of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, either of Needham & Company and the Convertible Notes Purchasers or Southwall will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
    Payment Set Aside. To the extent that Southwall makes a payment or payments to either of Needham & Company or the Convertible Notes Purchasers pursuant to any Transaction Document or Needham & Company or the Convertible Notes Purchasers enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Southwall, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
    Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof but prior to the Convertible Debt Closing, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.
    Confidentiality. Each of Needham & Company and the Convertible Notes Purchasers agrees that, until December 31, 2004, it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in Southwall any confidential, proprietary or secret information which it may obtain from Southwall pursuant to financial statements, reports and other materials submitted by Southwall to it pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 7.19).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Investment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOUTHWALL TECHNOLOGIES INC.

By:
Name: Thomas G. Hood
Title: Chief Executive Officer

NEEDHAM & COMPANY, INC.

By:
Name: Glen Albanese
Title: Managing Director and Chief Financial
Officer

NEEDHAM CAPITAL PARTNERS II, L.P.

By:
Name: John C. Michaelson
Title: Authorized Signatory

NEEDHAM CAPITAL PARTNERS III, L.P.

By:
Name: John C. Michaelson
Title: Authorized Signatory

NEEDHAM CAPITAL PARTNERS II (BERMUDA), L.P.

By:
Name: John C. Michaelson
Title: Authorized Signatory

NEEDHAM CAPITAL PARTNERS IIIA, L.P.

By:
Name: John C. Michaelson
Title: Authorized Signatory

NEEDHAM CAPITAL PARTNERS III (BERMUDA), L.P.

By:
Name: John C. Michaelson
Title: Authorized Signatory

DOLPHIN DIRECT EQUITY PARTNERS, LP

By:
Name: Peter E. Salas
Title: Authorized Signatory

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

Exhibit B

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Exhibit C

CONVERTIBLE NOTE

Exhibit D

PLEDGE AGREEMENT

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